UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2006
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444
(Registrant’s Telephone Number, including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 1, 2006, Indus International, Inc. issued a press release providing the results for its financial performance for its first quarter ended June 30, 2006. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
The information presented in the press release includes financial measures using accounting principles generally accepted in the U.S. (“GAAP”) and using adjustments to GAAP. In particular, the press release includes, as additional information regarding our operating results, our adjusted operating income, adjusted net income and adjusted net income per share, which exclude the impact of restructuring charges and benefits and the effects of our adoption of Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), Share-Based Payment, including related stock option expense and the effects of SFAS 123(R) upon the number of diluted shares used in calculating adjusted earnings per share, all net of income tax effects.
Over the past several years, we have experienced changes to our business due to a variety of factors including, but not limited to, acquisitions and the cancellation of a large contract by the Ministry of Defense in the United Kingdom. As a result of these changes to our business, we have incurred costs to restructure our business to bring our operating expenses more in line with the current business operations. These expenses include severance related to employee termination, reserves for excess lease space and lease restructuring and contract settlement expenses. These restructuring costs are practically difficult to predict and do not correlate to the expenses of our continuing operations.
In addition, in the first quarter of fiscal year 2007, we adopted SFAS 123(R) using the modified prospective transition method, which does not require restatement of prior periods presented. As a result, our results for prior periods do not reflect stock option expense determined under SFAS 123(R). Excluding the impact of SFAS 123(R) from adjusted operating income, adjusted net income and adjusted net income per share provides securities analysts, investors and other interested parties with a measure that is more comparable to prior periods in which we did not expense stock option costs and helps them to compare our results to the performance of other companies in our industry.
We have presented such non-GAAP financial measures because our management believes that they provide meaningful information regarding those aspects of our current operating performance that it can manage. Consequently, management uses these measures in our internal reporting, planning and compensation systems and to view trends and changes in operating performance excluding the effects of certain items that do not correlate to operating expenses of our continuing operations. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Management also refers to these non-GAAP financial measures because they provide meaningful supplemental information regarding our ability to invest in research and development and fund acquisitions and capital expenditures. Further, we rely on adjusted net income per share information as an important measure to review and assess our operating performance and our management team in connection with our incentive compensation plans. Since most of our employees participating in these incentive plans are not directly involved with decisions surrounding restructuring or severance related activities and other items irrelevant to our core operations, we do not believe it is appropriate and fair to have their incentive compensation affected by these items. We also believe that these non-GAAP financial measures provide a basis for more relevant comparisons to other companies in the industry.
As a result, our public disclosure of these non-GAAP financial measures enables investors to evaluate our operating performance in a manner consistent with that used by management. We believe the reporting of adjusted operating income, adjusted net income and adjusted net income per share facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business as distinct from results that include items that are not indicative of ongoing operating results and thus provide the investors with useful insight into our profitability exclusive of unusual adjustments. By adjusting those items not indicative of ongoing operating results, the non-GAAP financial measure could serve as an alternative useful measure to evaluate our prospect for future performance because our investors are able to more conveniently predict the results of our operating activities on an on-going basis when excluding these less common items.
Adjusted operating income, adjusted net income and adjusted net income per share are not in accordance with, or an alternative for, operating income, net income and net income per share under GAAP and may be different from non-GAAP operating income, net income and net income per share measures used by other companies. Investors should be aware that these non-GAAP measures have inherent limitations, including their variance from certain of the financial measurement principals underlying GAAP, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. This supplemental non-GAAP information should not be construed as an inference that our future results will be unaffected by similar adjustments to net income determined in accordance with GAAP.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press Release dated August 1, 2006 relating to financial results for the fiscal quarter ended June 30, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Patrick M. Henn

Name: Patrick M. Henn
Title: Executive Vice President and Chief Financial Officer

Date: August 1, 2006